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                                                                Exhibit 23.2


Independent Auditors' Consent



We consent to the incorporation by reference in this Registration Statement of U.S.B. Holding Co., Inc. (the "Company") on Form S-8 of our report, dated January 28, 1998 (March 6, 1998 as to Note 19 related to a merger agreement) incorporated by reference in the Company's 1997 Annual Report on Form 10-K and appearing in the Company's 1997 Annual Report to Shareholders.


/s/ Deloitte & Touche L.L.P.

Stamford, Connecticut
September 29, 1998
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